UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

TCW FUNDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transactions applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

TCW FUNDS, INC.

865 South Figueroa Street, Los Angeles CA 90017

December 5, 2012

Dear Shareholder:

The Board of Directors of the TCW Funds, Inc. has sent you a Notice of Special Meeting to ask for your vote on an important proposal affecting your Fund(s). The Special Meeting convened on November 28, 2012, but is now adjourned until December 20, 2012 since a vote requirement was not achieved. The Special Meeting will reconvene at the Fund’s offices at 865 S. Figueroa Street, 18th Floor, Los Angeles, CA 90071 at 10:45 AM Pacific Time. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the meeting as specified.

THE FUND’S RECORDS INDICATE THAT YOU HAVE NOT YET VOTED.

PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

Detailed information about the Special Meeting and the proposal can be found in the proxy statement previously mailed to you or online at www.tcw.com. The Board believes that the proposal is in the best interests of each Fund and its shareholders and recommends that you vote in favor of the proposal. Another copy of the proxy card has been included for your review and convenience. Should you have any questions regarding the proposal or how to vote your shares, please call 1-866-416-0551 extension 7781.

VOTING IS EASY Please take a moment now to cast your vote using one of the options listed below:

INTERNET

Log on to website indicated on your proxy card. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number found on your proxy card at the time you execute your vote. TOUCHTONE PHONE Dial the toll-free number on your proxy card and follow the automated instructions. Please have this proxy card available at the time of the call.

MAIL

Sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

Thank you for your participation.

OBO S97961